                                                                   EXHIBIT 99.2


                         [HEALTHCARE REALTY TRUST LOGO]


                                  NEWS RELEASE
-------------------------------------------------------------------------------


Contact: Scott W. Holmes, Senior Vice President and Chief Financial Officer
         (615) 269-8175

            HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS

         NASHVILLE, Tennessee January 29, 2004 -- Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter that ended December 31, 2003. Revenues for the fourth quarter totaled $49.9 million, compared with the prior year's $45.8 million. Net income for the period was $16.9 million, or $0.40 per diluted common share, versus $7.5 million, or $0.18 per diluted common share, for the fourth quarter of 2002. Net income for the fourth quarter of 2002 included an $11.8 million charge which was substantially non-cash. Excluding the charge, net income would have been $19.3 million, or $0.46 per diluted common share for the three months ended December 31, 2002.

         Funds from operations ("FFO"), calculated according to the definition of the National Association of Real Estate Investment Trusts and comprised primarily of net income and depreciation from real estate, totaled $29.0 million for the fourth quarter of 2003, compared with $16.9 million for the same period in 2002. FFO per diluted common share for the fourth quarter of 2003 totaled $0.69, compared with $0.40 for the fourth quarter of 2002. Excluding the charge, FFO for the fourth quarter of 2002 would have been $28.7 million, or $0.69 per diluted common share. A reconciliation of FFO to net income follows.

         Revenues for the twelve months ended December 31, 2003 totaled $192.0 million compared with the prior year's $185.7 million. Net income for the twelve-month period was $70.5 million, or $1.69 per diluted common share, versus $70.1 million, or $1.55 per diluted common share, for the same period in 2002. Excluding the charge, net income would have been $81.9 million, or $1.84 per diluted common share for the twelve months ended December 31, 2002. Diluted funds from operations totaled $114.0 million for the twelve months ended December 31, 2003, compared with $102.0 million for the same period ended December 31, 2002. Funds from operations, per diluted common share, for the twelve months ended December 31, 2003 was $2.73, compared with $2.45 for the same period in 2002. Excluding the charge, FFO for the twelve months ended December 31, 2002 would have been $113.9 million, or $2.74 per diluted common share.

         Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of December 31, 2003, the Company's portfolio was comprised of ten major facility types, located in 30 states, and operated pursuant to contractual arrangements with 61 healthcare providers. The Company had investments of approximately $1.7 billion in 218 real estate properties or mortgages, totaling approximately 11.3 million square feet. The Company provided property management services to approximately 4.7 million square feet nationwide.


       The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter's operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2002. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.


                                     -MORE-

HR Reports Fourth Quarter Results
Page Two
January 29, 2004


                      HEALTHCARE REALTY TRUST INCORPORATED
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                     DECEMBER 31,                        DECEMBER 31,
                                                           -------------------------------      -------------------------------
                                                               2003               2002              2003               2002
                                                           ------------       ------------      ------------       ------------

Revenues:
  Master lease rental income                               $     23,088       $     22,647      $     88,963       $     91,966
  Property operating income                                      22,771             18,673            85,954             74,477
  Straight line rent                                                552                844             2,553              2,588
  Mortgage interest income                                        2,763              2,694            10,441             13,308
  Interest and other income                                         751                980             4,086              3,407
                                                           ------------       ------------      ------------       ------------
                                                                 49,925             45,838           191,997            185,746
Expenses:
  General and administrative                                      2,887             13,854            11,122             22,229
  Property operating expenses                                     9,821              7,420            34,876             28,542
  Interest                                                        8,964              8,229            34,601             34,195
  Depreciation                                                   10,973             10,013            42,142             39,587
  Amortization                                                       13                 25                53                126
                                                           ------------       ------------      ------------       ------------
                                                                 32,658             39,541           122,794            124,679
                                                           ------------       ------------      ------------       ------------

Income from continuing operations                                17,267              6,297            69,203             61,067

Discontinued Operations:
   Operating income from discontinued operations                     30                685             2,413              5,636
   Gain (loss) on sale of real estate properties                   (441)               516            (1,109)             3,388
                                                           ------------       ------------      ------------       ------------
                                                                   (411)             1,201             1,304              9,024
                                                           ------------       ------------      ------------       ------------
Net income                                                 $     16,856       $      7,498      $     70,507       $     70,091
                                                           ============       ============      ============       ============

Basic earnings per common share:
   Income from continuing operations per common share      $       0.41       $       0.15      $       1.68       $       1.35
                                                           ============       ============      ============       ============
   Discontinued operations per common share                $      (0.01)      $       0.03      $       0.03       $       0.22
                                                           ============       ============      ============       ============
   Net income per common share                             $       0.40       $       0.18      $       1.71       $       1.57
                                                           ============       ============      ============       ============

Diluted earnings per common share:
   Income from continuing operations per common share      $       0.41       $       0.15      $       1.66       $       1.34
                                                           ============       ============      ============       ============
   Discontinued operations per common share                $      (0.01)      $       0.03      $       0.03       $       0.21
                                                           ============       ============      ============       ============
   Net income per common share                             $       0.40       $       0.18      $       1.69       $       1.55
                                                           ============       ============      ============       ============

Weighted average common
     shares outstanding - Basic                              41,693,382         41,147,227        41,129,282         40,974,532
                                                           ============       ============      ============       ============

Weighted average common
     shares outstanding - Diluted                            42,276,811         41,747,036        41,780,088         41,606,068
                                                           ============       ============      ============       ============


                                    -MORE-

HR Reports First Quarter Results
Page Three
January 29, 2004


                      HEALTHCARE REALTY TRUST INCORPORATED
                  RECONCILIATION OF FUNDS FROM OPERATIONS (1)
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  THREE MONTHS ENDED                           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                                DECEMBER 31,
                                           ----------------------------------           ----------------------------------
                                               2003                  2002                   2003                  2002
                                           ------------          ------------           ------------          ------------

Net income (2)                             $     16,856          $      7,498           $     70,507          $     70,091
     Net (gain) loss on sale of
        real estate properties                      441                  (516)                 1,109                (3,388)
     Preferred stock dividend                         0                     0                      0                (4,992)
     Real estate depreciation
        and amortization                         11,741                 9,907                 42,370                40,317
                                           ------------          ------------           ------------          ------------
     Total adjustments                           12,182                 9,391                 43,479                31,937
                                           ------------          ------------           ------------          ------------

Funds from operations - Basic
     and Diluted                           $     29,038          $     16,889           $    113,986          $    102,028
                                           ============          ============           ============          ============

Funds from operations
     per common share - Basic              $       0.70          $       0.41           $       2.77          $       2.49
                                           ============          ============           ============          ============

Funds from operations
     per common share - Diluted            $       0.69          $       0.40           $       2.73          $       2.45
                                           ============          ============           ============          ============

Weighted average common
     shares outstanding - Basic              41,693,382            41,147,227             41,129,282            40,974,532
                                           ============          ============           ============          ============

Weighted average common
     shares outstanding - Diluted            42,276,811            41,747,036             41,780,088            41,606,068
                                           ============          ============           ============          ============

(1) Funds from operations ("FFO") and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). Beginning with the first quarter of 2003, the Company calculated and reported FFO and FFO per share in accordance with NAREIT's April 2002 White Paper. NAREIT defines FFO as "The most commonly accepted and reported measure of REIT operating performance equal to a REIT's net income, excluding gains or losses from sales of property and adding back real estate depreciation."

         The Company considers FFO to be an informative measure of REIT performance commonly used in the REIT industry. However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States ("GAAP") and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Net income includes non-cash deferred compensation of $686 and $581, respectively, for the three months ended December 31, 2003 and 2002, and $2.9 million and $2.3 million, respectively, for the twelve months ended December 31, 2003 and 2002. Net income for the three and twelve months ended December 31, 2002 includes an $11.8 million charge related to the retirement of one executive officer and the elimination of several other officer and employee positions in the fourth quarter of 2002.

Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.


                                     -END-